Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock, par value $0.01, of CPI International, Inc. and further agree that this Agreement be included as an exhibit thereto.

Dated as of December 6, 2010

CATALYST HOLDINGS, INC.

By:	/s/ Robert B. McKeon
Name: Robert B. McKeon
Title: President

THE VERITAS CAPITAL FUND IV, L.P.
BY: Veritas Capital Partners IV, L.L.C., its General Partner

By:	/s/ Robert B. McKeon
Name: Robert B. McKeon
Title: Managing Member

VERITAS CAPITAL PARTNERS IV, L.L.C.

By:	/s/ Robert B. McKeon
Name: Robert B. McKeon
Title: Managing Member

ROBERT B. MCKEON

By:	/s/ Robert B. McKeon